Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-134305, 333-141335, 333-160482, 333-168981, 333-183735, 333-206966, 333-227386, and 333-260188) and on Form S-8 (Registration No. 333-102152, 333-104445, 333-117987, 333-122514, 333-122515, 333-122951, 333-137037, 333-144185, 333-144694, 333-150355, 333-179973, 333-191017, 333-191023, 333-197555, 333-207620, 333-213050, 333-238480, and 333-252356) of Renasant Corporation of our report dated February 29, 2024, on our audit of the consolidated financial statements of The First Bancshares, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023. We also consent to the incorporation by reference of our report dated February 29, 2024, on our audit of the internal control over financial reporting of The First Bancshares, Inc. as of December 31, 2023. We also consent to the reference to our firm under the caption “Experts” in a prospectus supplement to Registration Statement on Form S-3 (Registration No. 333-260188).

/s/ Forvis Mazars, LLP

Jackson, Mississippi

July 29, 2024